Exhibit 99.1

INSULET CORPORATION ANNOUNCES THE SALE OF $85 MILLION OF COMMON STOCK

BEDFORD, MA, January 3, 2013 — Insulet Corporation (NASDAQ: PODD), the leader in tubeless insulin pump technology with its OmniPod Insulin Management System, today announced the sale of $85 million of its common stock pursuant to an underwriting agreement with Canaccord Genuity Inc. The last reported sale price of Insulet’s common stock as reported by the Nasdaq Global Market on January 3, 2013 was $21.72 per share.

Insulet intends to use the net proceeds to fund sales and marketing activities associated with its next generation OmniPod System, to fund product development and for general corporate purposes. Closing of the offering is expected to occur on or about January 9, 2013, subject to customary closing conditions. In addition, Insulet has granted the underwriter a 30-day option to purchase additional shares of common stock equal to up to 15% of the number of shares of common stock sold in the offering to cover over-allotments, if any.

Canaccord Genuity Inc. is acting as sole book-running manager for the offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or a solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement, when available, and accompanying prospectus may be obtained by sending a request to the offices of Canaccord Genuity, Attn: Syndicate Department, 99 High Street, 12th Floor, Boston, MA 02110, phone: 1-800-225-6201. Alternatively, you may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

About Insulet Corporation

Insulet Corporation is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The OmniPod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and fully-automated cannula insertion. Insulet’s subsidiary, Neighborhood Diabetes, is a leading distributor for diabetes products and supplies, delivered through a high touch customer service model. Founded in 2000, Insulet Corporation is based in Bedford, Mass.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including the expected closing date of this offering. These forward-looking statements are based on Insulet’s current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting it will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in Insulet’s Annual Report on Form 10-K for the year ended December 31, 2011 and Item 1A in Insulet’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and in its other filings from time to time filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Stephanie Marks for Insulet Corporation

ir@insulet.com

212-843-0211